VOYAGEUR INTERMEDIATE TAX FREE FUNDS

Registration No. 811-04364
FORM N-SAR
Annual Period Ended August 31, 2015

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77C: Matters submitted to a vote of security holders

At Joint Special Meetings of Shareholders of Voyageur Intermediate Tax Free Funds (the ?Trust?), on behalf of Delaware Tax-Free Minnesota Intermediate Fund (the ?Fund?), held on March 31, 2015 and reconvened to April 21, 2015 and May 12, 2015 for the proposals listed in items (ii) and (iii) below for the Fund, the shareholders of the Trust/the Fund voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Fund; (iii) to revise the fundamental investment restriction relating to lending for the Fund; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:
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1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding?of the Fund of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For   5,414,400.958
Percentage of Outstanding Shares 59.626%
Percentage of Shares Voted  99.242%
Shares Withheld   41,349.806
Percentage of Outstanding Shares 0.455%
Percentage of Shares Voted  0.758%

Ann D. Borowiec

Shares Voted For   5,402,723.958
Percentage of Outstanding Shares 59.498%
Percentage of Shares Voted  99.028%
Shares Withheld   53,026.806
Percentage of Outstanding Shares 0.584%
Percentage of Shares Voted  0.972%

Joseph W. Chow

Shares Voted For   5,413,849.958
Percentage of Outstanding Shares 59.620%
Percentage of Shares Voted  99.232%
Shares Withheld   41,900.806
Percentage of Outstanding Shares 0.461%
Percentage of Shares Voted  0.768%

Patrick P. Coyne

Shares Voted For   5,414,400.958
Percentage of Outstanding Shares 59.626%
Percentage of Shares Voted  99.242%
Shares Withheld   41,349.806
Percentage of Outstanding Shares 0.455%
Percentage of Shares Voted  0.758%

John A. Fry

Shares Voted For   5,411,577.958
Percentage of Outstanding Shares 59.595%
Percentage of Shares Voted  99.190%
Shares Withheld   44,172.806
Percentage of Outstanding Shares 0.486%
Percentage of Shares Voted  0.810%

Lucinda S. Landreth

Shares Voted For   5,402,723.958
Percentage of Outstanding Shares 59.498%
Percentage of Shares Voted  99.028%
Shares Withheld   53,026.806
Percentage of Outstanding Shares 0.584%
Percentage of Shares Voted  0.972%

Frances A. Sevilla-Sacasa

Shares Voted For   5,413,566.958
Percentage of Outstanding Shares 59.617%
Percentage of Shares Voted  99.227%
Shares Withheld   42,183.806
Percentage of Outstanding Shares 0.465%
Percentage of Shares Voted  0.773%

Thomas K. Whitford

Shares Voted For   5,414,400.958
Percentage of Outstanding Shares 59.626%
Percentage of Shares Voted  99.242%
Shares Withheld   41,349.806
Percentage of Outstanding Shares 0.455%
Percentage of Shares Voted  0.758%

Janet L. Yeomans

Shares Voted For   5,410,129.958
Percentage of Outstanding Shares 59.579%
Percentage of Shares Voted  99.164%
Shares Withheld   45,620.806
Percentage of Outstanding Shares 0.502%
Percentage of Shares Voted  0.836%

J. Richard Zecher

Shares Voted For   5,413,005.958
Percentage of Outstanding Shares 59.611%
Percentage of Shares Voted  99.217%
Shares Withheld   42,744.806
Percentage of Outstanding Shares 0.471%
Percentage of Shares Voted  0.783%

2.?
To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Tax-Free Minnesota Intermediate Fund

Shares Voted For   4,347,572.247
Percentage of Outstanding Shares 47.878%
Percentage of Shares Voted  71.664%
Shares Voted Against  80,301.439
Percentage of Outstanding Shares 0.884%
Percentage of Shares Voted  1.324%
Shares Abstained   174,650.941
Percentage of Outstanding Shares 1.923%
Percentage of Shares Voted  2.879%
Broker Non-Votes   1,464,085.000

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of the Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Tax-Free Minnesota Intermediate Fund

Shares Voted For   4,276,093.793
Percentage of Outstanding Shares 47.091%
Percentage of Shares Voted  70.486%
Shares Voted Against  113,674.877
Percentage of Outstanding Shares 1.252%
Percentage of Shares Voted  1.874%
Shares Abstained   212,756.957
Percentage of Outstanding Shares 2.343%
Percentage of Shares Voted  3.507%
Broker Non-Votes   1,464,084.000

4.(a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.?The results were as follows:

Voyageur Intermediate Tax Free Funds

Shares Voted For   3,203,440.214
Percentage of Outstanding Shares 35.278%
Percentage of Shares Voted  58.717%
Shares Voted Against  60,955.137
Percentage of Outstanding Shares 0.671%
Percentage of Shares Voted  1.117%
Shares Abstained   109,748.413
Percentage of Outstanding Shares 1.209%
Percentage of Shares Voted  2.012%
Broker Non-Votes   2,081,607.000

4.(b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Voyageur Intermediate Tax Free Funds
Shares Voted For   3,182,422.012
Percentage of Outstanding Shares 35.046%
Percentage of Shares Voted  58.332%
Shares Voted Against  73,552.978
Percentage of Outstanding Shares 0.810%
Percentage of Shares Voted  1.348%
Shares Abstained   118,168.774
Percentage of Outstanding Shares 1.301%
Percentage of Shares Voted  2.166%
Broker Non-Votes   2,081,607.000

4.(c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares.? The results were as follows:

Voyageur Intermediate Tax Free Funds

Shares Voted For   3,222,543.580
Percentage of Outstanding Shares 35.488%
Percentage of Shares Voted  59.067%
Shares Voted Against  65,725.764
Percentage of Outstanding Shares 0.724%
Percentage of Shares Voted  1.205%
Shares Abstained   85,875.420
Percentage of Outstanding Shares 0.946%
Percentage of Shares Voted  1.574%
Broker Non-Votes   2,081,606.000

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